Exhibit T3A-9

STATE OF DELAWARE

CERTIFICATE OF INCORPORATION

OF

CARAUSTAR RECOVERED FIBER GROUP, INC.

The undersigned hereby submits this Certificate of Incorporation for the purpose of forming a business corporation under the General Corporation Law of the State of Delaware (the “GCL”)

ARTICLE I

The name of the Corporation is Caraustar Recovered Fiber Group, Inc.

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is The Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation is to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the GCL.

ARTICLE IV

The total number of shares that the Corporation shall have the authority to issue is 1,000 shares of capital stock, $0.01 par value.

ARTICLE V

Election of directors need not be by written ballot.

ARTICLE VI

The name and mailing address of the incorporator are Patrick C. Bradshaw, 101 North Tryon Street, Suite 1900, Charlotte, North Carolina 28246.

ARTICLE VII

The Corporation elects not to be governed by Section 203 of the GCL (which restricts business combinations with certain shareholders).

ARTICLE VIII

To the fullest extent permitted by the GCL as it exists or may hereafter be amended, no person who is serving or who has served as a director of the Corporation shall be personally liable to the Corporation or any of its shareholders for monetary damages for breach of fiduciary duty as a director. No amendment or repeal of this Article, nor the adoption of any provision to this Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the protection granted herein with respect to any matter that occurred prior to such amendment or repeal.

ARTICLE IX

The Board of Directors of the Corporation is expressly authorized to make, alter or repeal bylaws of the Corporation, but the stockholders may make additional bylaws and may alter or repeal any bylaw whether adopted by them or otherwise.

The undersigned incorporator hereby acknowledges the foregoing Certificate of Incorporation is his act and deed and that the facts stated therein are true.

This the 6th day of December, 1999.

/s/ Patrick C. Bradshaw
Patrick C. Bradshaw, Incorporator

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